UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: Other Events

On July 28, 2008, the Company published the following open letter to its shareholders:

Open Letter to the Shareholders of Neonode, Inc.

Dear Fellow Neonode Shareholders,

The first two months as Neonode’s CEO has involved difficult, but nevertheless inspiring work. I’m writing this letter to give you a brief overview of what we’re doing at Neonode. Not all of you have read our filed documents, the S-3 and the latest press-releases for example, and all of you will probably not be able to come to our shareholder’s meeting in Stockholm on August 5.

To date, our focus has been on creating an efficient, well functioning company. To focus on the basics as we lay the foundation for the future so to say. In this regard, we have established the following priorities:

•	Generate N2 Sales
•	Cost Reductions
•	Further Development of Our Technology
•	Develop our B2B Opportunities
•	Revise and Adjust our Strategy

In additional to operational issues, I’ve addressed questions in regard to the guidance provided in Q1. Unfortunately, Neonode has not been able to meet this guidance or deliver the sales anticipated earlier this year.

In retrospect, one of the main reasons for us not meeting our prior guidance was an underestimation as to the time and resources required to correct the reception problem of the N2 uncovered in Q1. The problem is now corrected but the recall and subsequent rework of all shipped products cost us both valuable time and money and made it difficult to reenter certain markets.

One other contributing reason for us not meeting our prior guidance was that we probably entered too many markets, too fast, thereby spreading our resources too thin. Having learned from this, we have revised our business plan and are now focusing on fewer but larger selected territories.

Now, I fully understand that many of our investors and shareholders are disappointed by the above mentioned lack of sales success and, consequently, the impact on our share price during the last 2-3 months. Indeed, I myself am a Neonode shareholder having invested approximately $2.5 million in Neonode previously plus another $450,000 in the May financing. I understand your frustration. I and the team at Neonode are working very hard to increase sales and develop the company. It will take time and patience but I am hopeful that our hard work will result in a gain for all our shareholders.

A major part of our efforts to improve our investor relations will be to develop our shareholder communication and transparency. We are planning a “Company Blog” where shareholders can communicate directly with me and the team in a public, Q&A forum. We will also make it possible for shareholders to participate in the shareholder meeting August 5 by telephone taking part of the information directly and asking questions. More details about this and how to do that will be published on our web site before the meeting.

In regard to our share listing, on 1 July we received a notice from NASDAQ stating that our stock is subject to delisting for not meeting the requirements for continued listing. We have a hearing with NASDAQ on August 28 to present our plan to come back into compliance. Delisting of our stock is stayed pending the outcome of the hearing. We will make every attempt to remain listed on NASDAQ, but under any and all circumstances we intend to remain a public entity.

As for liquidity, our cash position remains tight. We have been reducing non-essential costs and are keeping a close eye on our cash situation. We do think that we are likely to require additional financing in the end of Q3, beginning of Q4.

We are revising our strategic plan. My intention is to adjust Neonode’s direction and plan so that we are better able to capitalize on the special features of our technology and competence. I will present a summary of the results of this work at the Shareholder’s Meeting on August 5. For those who are not able to attend the Shareholder’s Meeting we will publish the summary on our web site and hold a public conference call.

As I’m the interim CEO I would like you to know that I am excited and encouraged about Neonode’s potential and that I’m prepared to spend more time and funds - if wanted and needed - in the company based on what I’ve learned so far as CEO.

Thank you very much for your patience and support.

Stockholm July 28, 2008

Per Bystedt
CEO & Chairman

Forward-Looking Statements
This letter contains certain forward-looking statements that involve risks and uncertainties, including statements regarding future operational, technology and financing developments. Such statements are only predictions and the company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may cause such differences include, but are not limited to, the ability of Neonode to develop and sell its current and new products and technologies. In addition, the majority of our cash has been provided by borrowings from senior secured notes and bridge notes that have been or are convertible into shares of our common stock and the from the sale of our common stock and common stock purchase warrants to private investors. We will require additional sources of capital in addition to cash on hand to continue operations and to implement our strategy. Our operations are not cash flow positive and we will be forced to seek credit line facilities from financial institutions, additional private equity investment or debt arrangements. No assurances can be given that we will be successful in obtaining such additional financing on reasonable terms, or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to adequately fund our business plans and it could have a negative effect on our business, results of operations and financial condition. In addition, if funds are available, the issuance of equity securities or securities convertible into equity could dilute the value of shares of our common stock and cause the market price to fall, and the issuance of debt securities could impose restrictive covenants that could impair our ability to engage in certain business transactions. These factors and others are more fully discussed in the documents the company files from time to time with the Securities and Exchange Commission, particularly, the company's most recent Form 10-K and Form 10-Q. Neonode and the Neonode logo are registered trademarks of Neonode Inc.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Neonode Inc. Press Release “Neonode Inc. Issues Open Letter to its Shareholders on the Company’s website; http://investor.neonode.com”, dated July 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 28, 2008

NEONODE INC.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Neonode Inc. Press Release “Neonode Inc. Issues Open Letter to its Shareholders on the Company’s website; http://investor.neonode.com”, dated July 28, 2008.